UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT 06506-0901
203.499.2812 Fax: 203.499.3626

                     EXHIBIT 99.1

NEWS RELEASE

March 28, 2006	Analyst Contact:	Susan Allen:	203-499-2409
	Media Contact:	Anita Steeves:	203-499-2901
		After Hours:	203-499-2812

UIL Holdings Completes Sale of Bridgeport Energy

UIL Holdings Corporation (NYSE: UIL) today announced that it has completed the previously announced sale of its 33 1/3% ownership interest in Bridgeport Energy LLC (BE) to the majority owner of BE, an affiliate of Duke Energy, for $71 million, net proceeds of approximately $65 million. BE is the owner of a 520 MW, gas fired, combined cycle, electric generating facility located in Bridgeport, Connecticut. The sale of UIL’s interest in BE includes a release of all claims by the parties.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for: The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport areas; and Xcelecom Inc., a leading provider of specialty contracting and voice-data-video systems integration. For more information on UIL Holdings, visit us at http://www.uil.com.

-###-

5